Exhibit 99.9

Date STATE OF CALIFORNIA Office of the Secretary of State ARTICLES OF ORGANIZATION CA LIMITED LIABILITY COMPANY California Secretary of State 1500 11th Street Sacramento, California 95814 (916) 657-5448 B4555-4103 04/01/2026 4:43 PM Received by California Secretary of State For Office Use Only -FILED File No.: B20260158210 Date Filed: 4/1/2026 B20260158210 Limited Liability Company Name Limited Liability Company Name LUSHER LLC Initial Street Address of Principal Office of LLC Principal Address 1515 W CAMERON AVE SUITE 210 WEST COVINA, CA 91790 Initial Mailing Address of LLC Mailing Address 1515 W CAMERON AVE SUITE 210 WEST COVINA, CA 91790 Attention Agent for Service of Process Agent Name DESHENG WANG Agent Address 1515 W CAMERON AVE SUITE 210 WEST COVINA, CA 91790 Purpose Statement The purpose of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be organized under the California Revised Uniform Limited Liability Company Act. Management Structure The LLC will be managed by More than One Manager Additional information and signatures set forth on attached pages, if any, are incorporated herein by reference and made part of this filing. Electronic Signature By signing, I affirm under penalty of perjury that the information herein is true and correct and that I am authorized by California law to sign. DESHENG WANG Organizer Signature 04/01/2026